UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2025

WHITEFIBER, INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42780	61-2222606
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

31 Hudson Yards, Floor 11, Suite 30

New York, NY 10001

(212) 463-5121

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	WYFI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 6, 2025, WhiteFiber, Inc. (the “Company”) priced the initial public offering (the “IPO”) of its ordinary shares, par value $0.01 per share (the “Ordinary Shares”), at a public offering price of $17.00 per share, pursuant to the Company’s registration statement on Form S-1 (File No. 333-288650), as amended (the “Registration Statement”). On August 6, 2025, in connection with the pricing of the IPO, the Company and B. Riley Securities, Inc. and Needham & Company, LLC, as representatives of the several underwriters (the “Underwriters”), entered into an underwriting agreement (the “Underwriting Agreement”), pursuant to which the Company agreed to offer and sell, and the Underwriters agreed to purchase, 9,375,000 Ordinary Shares. The IPO closed and the Ordinary Shares were delivered on August 8, 2025.

The Underwriters were also granted a 30-day option to purchase up to an additional 1,406,250 Ordinary Shares.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On August 6, 2025, the Company issued 27,043,749 Ordinary Shares (the “Contribution Shares”) to Bit Digital, Inc. (“Bit Digital”) pursuant to the terms of a Section 351 Contribution Agreement (the “Contribution Agreement”) entered into with Bit Digital prior to the consummation of the IPO. Pursuant to the Contribution Agreement, Bit Digital agreed to contribute its HPC business through the transfer of 100% of the capital shares of its cloud services subsidiary, WhiteFiber AI, Inc. and its wholly-owned subsidiaries WhiteFiber HPC, Inc., WhiteFiber Canada, Inc., WhiteFiber Japan G.K. and WhiteFiber Iceland, ehf, to the Company, upon the effectiveness of the Registration Statement and prior to the consummation of the IPO, in exchange for the Contribution Shares.

Prior to the consummation of the IPO, Bit Digital held all of our issued and outstanding Ordinary Shares. After giving effect to the IPO, Bit Digital holds approximately 74.3% of our issued and outstanding Ordinary Shares.

The issuance of the Contribution Shares under the Contribution Agreement was undertaken in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference in this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 7, 2025, the Company’s Amended and Restated Memorandum and Articles of Association (the “A&R Memorandum and Articles”), in substantially the form previously filed as Exhibit 3.2 to the Registration Statement, were filed with the Registrar of Companies (Cayman) and became effective.

Please see the description of the A&R Memorandum and Articles in the section titled “Description of WhiteFiber’s Share Capital” in the Registration Statement, which description is incorporated herein by reference.

The foregoing description of the A&R Memorandum and Articles does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Memorandum and Articles, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

On August 6, 2025, the Company issued a press release announcing the pricing of the IPO. A copy of this press release is attached hereto as Exhibit 99.1.

On August 8, 2025, the Company completed its initial public offering of 9,375,000 Ordinary Shares, at a public offering price of $17.00 per share. The gross proceeds to the Company from the initial public offering were $159,375,000, before deducting underwriting discounts and commissions and offering expenses.

On August 8, 2025, the Company issued a press release announcing the closing of the IPO. A copy of this press release is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 6, 2025, among WhiteFiber, Inc. and B. Riley Securities, Inc. and Needham & Company, LLC, as representatives of the several underwriters listed therein.

3.1	Amended and Restated Memorandum and Articles of Association of WhiteFiber, Inc.

99.1	Press Release dated August 6, 2025, announcing the pricing of the IPO.

99.2	Press Release dated August 8, 2025, announcing the closing of the IPO.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITEFIBER, INC.

Date: August 8, 2025	By:	/s/ Sam Tabar
	Name:	Sam Tabar
	Title:	Chief Executive Officer

3